Exhibit 99.1

JDA Investor Relations Contacts:
Pete Hathaway, JDA Software Group
Executive Vice President
and Chief Financial Officer
Tel: (480) 308-3000

JDA Software Group, Inc.	Lawrence Delaney, Jr., The Berlin Group
NEWS RELEASE	Tel: (714) 734-5000; larry@berlingroup.com
JDA Software Announces Third Quarter 2009 Results
And Reiterates Second Half Guidance
Scottsdale, Ariz. — October 19, 2009 — JDA® Software Group, Inc. (NASDAQ: JDAS) today announced financial results for the third quarter ended September 30, 2009. JDA reported total revenues of $95.9 million and software revenues of $17.3 million for third quarter 2009, compared to total revenues of $98.4 million and software revenues of $23.0 million for third quarter 2008. For the nine months ended September 30, 2009, JDA reported total revenues of $278.7 million and software revenues of $60.2 million, compared to total revenues of $284.1 million and software revenues of $58.6 million for the nine months ended September 30, 2008.
          “We guided to a sequentially lower third quarter software sales result, and the actual third quarter results closed in line with our expectations,” said JDA CEO Hamish Brewer. “We also guided to a strong software sales result in the fourth quarter and today we can reiterate our guidance for second half 2009, including projected software sales between $26 million to $30 million for fourth quarter 2009. Supported by the strong performance from consulting services, I am pleased with the overall EBITDA margin of 25% and the $20.0 million of cash flow generated from operations in third quarter 2009.”
Third Quarter 2009 Financial Summary
■	Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $24.1 million in the third quarter 2009, compared to $27.0 million in third quarter 2008.

■	Adjusted non-GAAP earnings for third quarter 2009 were $0.40 per share, compared to $0.42 per share in third quarter 2008, and exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and bank charges on a credit facility commitment for a prior year terminated acquisition. Adjusted non-GAAP earnings for third quarter 2009 also exclude $8.6 million of cash consideration paid in excess of carrying value on the repurchase of redeemable preferred stock.

■	GAAP income applicable to common shareholders for third quarter 2009 was a net loss of $2.3 million or ($0.07) per share, which includes $8.6 million of cash consideration paid in excess of carrying value on the repurchase of redeemable preferred stock, compared to GAAP income applicable to common shareholders of $8.2 million or $0.23 per share in third quarter 2008.
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■	Service revenues increased 16% to $33.6 million in third quarter 2009 compared to third quarter 2008, and service margins improved year-over-year from 21% in third quarter 2008 to 26% in third quarter 2009.

■	Cash flow from operations was $20.0 million in third quarter 2009, compared to cash flow of $18.8 million in third quarter 2008.

■	Cash and cash equivalents were $85.5 million at September 30, 2009, compared to $32.7 million at December 31, 2008, and there was no debt at the end of either period. During third quarter 2009, approximately $30.1 million in cash was used to repurchase redeemable preferred stock.
Third Quarter 2009 Highlights
■	Regional Sales Performance: JDA closed a total of 57 new software deals during third quarter 2009, including one contract exceeding $1.0 million. The following presents a high level summary of regional performance:
•	JDA closed $12.6 million in software deals in its Americas region during third quarter 2009, compared to $17.5 million in third quarter 2008. Customers that signed licenses included: The Sports Authority, Ripley’s Comercial ECCSA S.A. and Grupo Comercial Chedraui, S.A. de C.V.

•	Software sales in JDA’s Europe, Middle East and Africa (EMEA) region were $4.1 million in third quarter 2009, compared to $3.5 million in third quarter 2008. New software deals in the EMEA region included: Co-operative Group Limited, Aspiag Service Italia, NorgesGruppen ASA and N.V. Trinfover S.A.

•	JDA’s Asia Pacific region posted software sales of $542,000 in third quarter 2009, compared to $2.0 million in third quarter 2008. Wins in this region included: CitiMart Philippines and Shanxi Meetall United Supermarket Co. Ltd.
■	Positioned for Growth and Scale: JDA announced changes to its senior management team during the quarter, including Pete Hathaway who joined JDA as Executive Vice President and Chief Financial Officer, and Jason Zintak who assumed the role of Executive Vice President of Sales and Marketing. Mr. Hathaway and Mr. Zintak are seasoned executives who have the talent, experience and leadership abilities to support JDA’s long-term growth plans.

■	China Growth Strategy Underway: Just one quarter after announcing an initiative to drive growth in China through a combination of organic expansion and a wider partner network, JDA has secured its first major win with Shanxi Meetall. This promising start to JDA’s program of growth
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supports the belief that the Chinese market is now ready and willing to buy advanced planning and optimization solutions.
Nine Month 2009 Results
■	Adjusted EBITDA increased to $69.5 million for the nine months ended September 30, 2009, compared to $69.3 million for the nine months ended September 30, 2008.

■	Adjusted non-GAAP earnings for the nine months ended September 30, 2009 were $1.13 per share, compared to adjusted non-GAAP earnings per share of $1.04 for the nine months ended September 30, 2008, and exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and banking charges on a credit facility commitment for a prior year terminated acquisition. Adjusted non-GAAP earnings for the nine months ended September 30, 2009 also exclude $8.6 million of cash consideration paid in excess of carrying value on the repurchase of redeemable preferred stock.

■	GAAP income applicable to common shareholders for the nine months ended September 30, 2009 was $9.2 million or $0.26 per share, which includes $8.6 million of cash consideration paid in excess of carrying value on the repurchase of redeemable preferred stock, compared to GAAP income applicable to common shareholders of $16.7 million or $0.47 per share in the nine months ended September 30, 2008.

■	Cash flow from operations in the first nine months of 2009 was $80.5 million, compared to $70.7 million for the nine months ended September 30, 2008.
Conference Call Information
          JDA Software Group, Inc. will host a conference call at 4:45 p.m. (Eastern) today to discuss earnings results for its third quarter ended September 30, 2009. To participate in the call, dial 1-877-941-2068 (United States) or 1-480-629-9712 (International) and ask the operator for the “JDA Software Group, Inc. Third Quarter 2009 Earnings Conference Call.” To participate in the webcast, visit the following web page at the time of the conference call: http://viavid.net/dce.aspx?sid=00006AB3.
          A replay of the conference call will begin Monday, October 19, 2009 at 7:45 p.m. (Eastern) and will end on Thursday, November 19, 2009 at 11:59 p.m. (Eastern). You can hear the replay by dialing 1-800-406-7325 (United States) or 1-303-590-3030 (International) using access 4164779.
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About JDA Software Group, Inc.
          JDA® Software Group, Inc. (NASDAQ: JDAS) is the world’s leading supply chain solutions provider, helping companies optimize operations and improve profitability. JDA drives business efficiency for its global customer base of more than 5,800 retailers, manufacturers, wholesaler-distributors and services industries companies through deep domain expertise and innovative solutions. JDA’s combination of unmatched services, together with its integrated yet modular solutions for merchandising, supply chain planning and execution and revenue management, leverage the strong heritage and knowledge capital of market leaders including Manugistics, E3, Intactix and Arthur. When supply chain results matter, companies turn to JDA. For more information about JDA, visit www.jda.com or contact us at info@jda.com or call +1.800.479.7382 / +1.480.308.3000.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
          This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release, such forward-looking statements include, without limitation, Mr. Brewer’s statement that the Company is reiterating its guidance for second half 2009 including projected software sales between $26 million to $30 million for fourth quarter 2009. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (i) the possibility that the current economic downturn will persist and cause a decline in the demand for our solutions, thereby negatively impacting our financial results; and, (ii) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
          This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.
Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
          The Company uses non-GAAP measures of performance, including adjusted operating income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements. Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company’s non-GAAP financial measures:
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■	Amortization charges for acquired technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.

■	Amortization charges for other intangibles are excluded because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.

■	Restructuring charges and adjustments to acquisition-related reserves are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exit an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.

■	Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.
Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
          Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
Some of the limitations in relying on non-GAAP financial measures are:
■	Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

■	The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.

■	Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future.

■	Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.
          We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
Usefulness of Non-GAAP Financial Measures to Investors
          The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the Company’s performance across financial reporting periods.
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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$85,477	$32,696
Accounts receivable, net	60,236	79,353
Income tax receivable	2,298	316
Deferred tax asset	23,221	22,919
Prepaid expenses and other current assets	18,292	14,223

Total current assets	189,524	149,507

Non-Current Assets:
Property and equipment, net	41,608	43,093
Goodwill	135,275	135,275
Other Intangibles, net:
Customer lists	104,848	121,719
Acquired software technology	21,206	24,160
Trademarks	326	1,335
Deferred tax asset	35,996	44,815
Other non-current assets	7,272	4,872

Total non-current assets	346,531	375,269

Total Assets	$536,055	$524,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,574	$3,273
Accrued expenses and other liabilities	39,381	52,090
Deferred revenue	71,852	62,005

Total current liabilities	119,807	117,368

Non-Current Liabilities:
Accrued exit and disposal obligations	7,269	8,820
Liability for uncertain tax positions	7,447	7,093

Total non-current liabilities	14,716	15,913

Total Liabilities	134,523	133,281

Redeemable Preferred Stock	—	50,000

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 36,269,083 and 32,458,396 shares, respectively	363	325
Additional paid-in capital	361,740	305,564
Deferred compensation	(7,681)	(2,915)
Retained earnings	65,517	56,268
Accumulated other comprehensive income (loss)	3,589	(2,017)
Less treasury stock, at cost, 1,774,006 and 1,307,317 shares, respectively	(21,996)	(15,730)

Total stockholders’ equity	401,532	341,495

Total liabilities and stockholders’ equity	$536,055	$524,776

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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except earnings per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES:
Software licenses	$17,250	$23,011	$60,160	$58,593
Maintenance services	45,010	46,388	132,378	138,843

Product revenues	62,260	69,399	192,538	197,436

Consulting services	30,852	26,437	78,965	78,901
Reimbursed expenses	2,747	2,610	7,174	7,780

Service revenues	33,599	29,047	86,139	86,681

Total revenues	95,859	98,446	278,677	284,117

COST OF REVENUES:
Cost of software licenses	580	613	2,417	2,009
Amortization of acquired software technology	966	1,309	2,954	4,270
Cost of maintenance services	10,883	11,513	32,416	34,145

Cost of product revenues	12,429	13,435	37,787	40,424

Cost of consulting services	22,219	20,315	61,732	61,084
Reimbursed expenses	2,747	2,610	7,174	7,780

Cost of service revenues	24,966	22,925	68,906	68,864

Total cost of revenues	37,395	36,360	106,693	109,288

GROSS PROFIT	58,464	62,086	171,984	174,829

OPERATING EXPENSES:
Product development	12,495	13,288	37,732	40,196
Sales and marketing	15,888	15,899	46,310	47,738
General and administrative	12,305	10,440	35,001	32,406
Amortization of intangibles	5,753	6,075	17,880	18,227
Restructuring charges and adjustments to acquisition- related reserves	2,543	399	6,705	3,954

Total operating expenses	48,984	46,101	143,628	142,521

OPERATING INCOME	9,480	15,985	28,356	32,308

Interest expense and amortization of loan fees	(346)	(2,353)	(971)	(7,313)
Interest income and other, net	1,006	51	886	2,127

INCOME BEFORE INCOME TAXES	10,140	13,683	28,271	27,122

Income tax provision	3,877	5,441	10,429	10,451

NET INCOME	$6,263	$8,242	$17,842	$16,671

Consideration paid in excess of carrying value on the repurchase of redeemable preferred stock	(8,593)	—	(8,593)	—

INCOME APPLICABLE TO COMMON SHAREHOLDERS	$(2,330)	$8,242	$9,249	$16,671

EARNINGS PER SHARE APPLICABLE TO COMMON SHAREHOLDERS:
Basic earnings per share	$(.07)	$.24	$.26	$.49

Diluted earnings per share	$(.07)	$.23	$.26	$.47

SHARES USED TO COMPUTE EARNINGS PER SHARE:
Basic earnings per share	33,505	34,528	35,076	34,223

Diluted earnings per share	33,505	35,432	35,329	35,261

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JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA

Operating income (GAAP BASIS)	$9,480	$15,985	$28,356	$32,308

Adjustments for non-GAAP measures of performance:

Add back amortization of acquired software technology	966	1,309	2,954	4,270
Add back amortization of intangibles	5,753	6,075	17,880	18,227
Add back restructuring charges	2,543	399	6,705	3,954
Add back stock-based compensation	2,845	911	6,412	3,135

Adjusted non-GAAP operating income	21,587	24,679	62,307	61,894

Add back depreciation	2,482	2,352	7,209	7,412

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$24,069	$27,031	$69,516	$69,306

NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA, as a percentage of revenue

Operating income (GAAP BASIS)	10%	16%	10%	12%

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	1%	2%	1%	2%
Amortization of intangibles	6%	6%	6%	6%
Restructuring charges	3%	—%	3%	1%
Stock-based compensation	3%	1%	2%	1%

Adjusted non-GAAP operating income	23%	25%	22%	22%

Depreciation	2%	2%	3%	2%

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	25%	27%	25%	24%

NON-GAAP EARNINGS PER SHARE

Income before income taxes	$10,140	$13,683	$28,271	$27,122

Add back amortization of acquired software technology	966	1,309	2,954	4,270
Add back amortization of intangibles	5,753	6,075	17,880	18,227
Add back restructuring charges	2,543	399	6,705	3,954
Add back stock-based compensation	2,845	911	6,412	3,135
Add back bank charges on credit facility commitment	—	637	—	637

Adjusted income before income taxes	22,247	23,014	62,222	57,345

Adjusted income tax expense	8,009	8,285	22,261	20,644

Adjusted net income	$14,238	$14,729	$39,961	$36,701

Adjusted non-GAAP diluted earnings per share	$0.40	$0.42	$1.13	$1.04

Shares used to compute non-GAAP diluted earnings per share	35,678	35,432	35,329	35,261

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	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
CASH FLOW INFORMATION

Net cash provided by operating activities	$20,019	$18,761	$80,528	$70,672

Net cash used in investing activities:
Payment of direct costs related to acquisitions	$(2,945)	$(2,911)	$(4,431)	$(5,434)
Purchase of other property and equipment	(4,134)	(1,568)	(5,541)	(6,065)
Proceeds from disposal of property and equipment	8	46	62	115

	$(7,071)	$(4,433)	$(9,910)	$(11,384)

Net cash provided by financing activities:
Issuance of common stock under equity plans	$9,882	$307	$14,524	$6,014
Redemption of Series B convertible preferred stock	(28,068)	—	(28,068)	—
Purchase of treasury stock	(2,367)	(239)	(6,266)	(1,902)
Principal payments on term-loan agreement	—	(437)	—	(19,086)
Loan origination fees	—	(3,375)	—	(3,375)
Other, net	—	—	—	(1,638)

	$(20,553)	$(3,744)	$(19,810)	$(19,987)

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, Ariz. 85260